STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 11, 2013

Job Number: C20130611-0558
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130385920-63	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20130611-0558
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number **20130385920-63**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **06/11/2013 8:30 AM**
	Entity Number **C7725-1999**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EnerJex Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

See Attachment A as it relates to Article IV and Article X

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: See Attachment B

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT A
TO CERTIFICATION OF AMENDMENT
OF
ENERJEX RESOURCES, INC.

2. The articles have been amended follows:

ARTICLE IV – CAPITAL STOCK.

Section 1. Authorized Shares. The total number of shares this corporation is authorized to issue is 250,000,000 shares of Common Stock $0.001 par value and 25,000,000 shares of Preferred Stock $0.001 par value. Preferred stock and additional classes of shares may be issued from time to time as the Board of Directors may determine in its sole judgment and without the necessity of action by the holders of Shares.

ARTICLE X – LIMITED LIABILITY OF OFFICERS AND DIRECTORS.

Except as hereinafter provided, all past, current and/or future officers and directors of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distributions prohibited by Nevada Law. Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. To the extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) its agents, (and any other persons to which Nevada law permits) through bylaw provisions, agreements, vote of stockholders or disinterested directors, subject only to limits provided by applicable Nevada law.

ATTACHMENT B
TO CERTIFICATION OF AMENDMENT
OF
ENERJEX RESOURCES, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Votes to Increase Common Stock was approved by 62.25%
Votes to Increase Preferred Stock was approved by 58.22%
Votes as it relates to Article X was approved by 57.85%